Exhibit (h10)

FORM OF

AMENDMENT

to

Transfer Agency and Service Agreement

Between

Aberdeen Funds and Aberdeen Investment Funds

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of this 28th day of February, 2021, between the Funds and Aberdeen Investment Funds each on behalf of each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds”) and DST Asset Manager Solutions, Inc. (f/k/a Boston Financial Data Services, Inc.) (the “Transfer Agent”).  The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”).  In accordance with Section 16.1 (Amendment) and Section 17(Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein in order to reflect certain fund liquidations and name changes.

NOW THEREFORE, the parties agree as follows:

1.              Schedule A.  The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto; and

2.              All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment; and

3.              Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this February 28, 2021 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		DST ASSET MANAGER SOLUTIONS, INC.

By:		By:

Name:	Ben Moser	Name:	Mike Sleightholme

Title:	Vice President	Title:	Vice President
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN INVESTMENT FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:

Name:	Ben Moser

Title:	Vice President
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

SCHEDULE A

Dated:  February 28, 2021

Aberdeen Funds

Aberdeen China A Share Equity Fund (formerly Aberdeen China Opportunities Fund)	Series of Delaware statutory trust
Aberdeen Dynamic Dividend Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Debt Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Fund	Series of Delaware statutory trust
Aberdeen U.S. Sustainable Leaders Smaller Companies Fund (formerly, Aberdeen Focused U.S. Equity Fund)	Series of Delaware statutory trust
Aberdeen Global Equity Fund	Series of Delaware statutory trust
Aberdeen Global Infrastructure Fund	Series of Delaware statutory trust
Aberdeen Global Absolute Return Strategies Fund (formerly, Aberdeen Global Unconstrained Fixed Income Fund)	Series of Delaware statutory trust
Aberdeen Short Duration High Yield Municipal Fund (formerly, Aberdeen High Yield Managed Duration Municipal Fund)	Series of Delaware statutory trust
Aberdeen Income Builder Fund	Series of Delaware statutory trust
Aberdeen Emerging Markets Sustainable Leaders Fund (formerly, Aberdeen International Equity Fund)	Series of Delaware statutory trust
Aberdeen International Real Estate Fund	Series of Delaware statutory trust
Aberdeen International Small Cap Fund	Series of Delaware statutory trust
Aberdeen Realty Income & Growth Fund	Series of Delaware statutory trust
Aberdeen Intermediate Municipal Income Fund (formerly, Aberdeen Tax-Free Income Fund)	Series of Delaware statutory trust
Aberdeen U.S. Sustainable Leaders Fund (formerly, Aberdeen U.S. Multi-Cap Equity Fund)	Series of Delaware statutory trust
Aberdeen U.S. Small Cap Equity Fund	Series of Delaware statutory trust
Aberdeen Ultra Short Municipal Income Fund	Series of Delaware statutory trust

Aberdeen Investment Funds

Aberdeen International Sustainable Leaders Fund (formerly, Aberdeen Select International Equity Fund)	Series of Massachusetts business trust
Aberdeen Global Equity Impact Fund (formerly, Aberdeen Select International Equity Fund II)	Series of Massachusetts business trust
Aberdeen Total Return Bond Fund	Series of Massachusetts business trust
Aberdeen Global High Income Fund	Series of Massachusetts business trust